UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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On April 26, 2021, Flagstar Bancorp, Inc. (“Flagstar”) made available the following communications regarding its previously announced proposed transaction with New York Community Bancorp, Inc. (“NYCB”), pursuant to the Agreement and Plan of Merger, dated April 24, 2021, by and among Flagstar, NYCB and 615 Corp.:

INTERNAL ONLY

“A Landmark Day for Flagstar.”

—Sandro DiNello

Good morning, everyone,

As you may have already heard, this morning we announced that we are teaming up with New York Community Bank to form a top 20 bank in the United States, with combined assets of $87 billion, based on today’s metrics.

This is a landmark day for Flagstar. We all have been working very hard throughout my eight years as CEO to put our company in a position to control its own destiny. And step by step, we have laid the groundwork. Today is the culmination of all that hard work. When this transaction closes, the combined entity will be a regional banking powerhouse—one of the largest regional banks in the country.

Here’s a quick sketch of NYCB. They are a $57.7-billion-asset savings bank established in 1859 and headquartered in Long Island, New York. Their retail banking footprint is huge, with 236 branches in New York, New Jersey, Ohio, Florida and Arizona. The branches operate under separate names, such as Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, and Atlantic Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. As you can see, our branch footprints do not overlap.

Their commercial operation focuses primarily on multi-family loans in New York City, with an emphasis on non-luxury residential apartment buildings. These loans are their principal asset. Additionally, they originate commercial real estate loans, also mostly in the city, and their traditional commercial loans are directed to small- and mid-size businesses in metro New York. They do not make mortgages; they do not service mortgages; and their multi-family loans are an area where Flagstar does not operate.

Flagstar has one of the best mortgage and servicing businesses in the country. We have one of the best commercial banking businesses in Southeast Michigan. We have one of the largest warehouse businesses and one of the best builder finance businesses in the nation. And we have an outstanding retail banking model that sets the standard in service.

With all these differences between our organizations, what makes the transaction so positive? Because most combinations require significant cost cutting to be successful. The focus here is growth—on seizing the opportunities, working the synergies, and taking our combined company to a higher level.

Finally, there’s another big plus to the combination—Flagstar customers will not see any negative impact on them, whether retail, mortgage, or servicing customers.

What will the bank look like post-combination? Here’s what we expect:

•	The holding company will be NYCB and will be headquartered in Long Island, New York.

•	All Flagstar businesses will continue to operate where they operate today.

•	No one will be asked to move.

•	All Flagstar bank branches will continue to be called Flagstar.

•	All branches outside of New York will be folded into the Flagstar model, much as we did with the Desert Community Bank and Wells Fargo branches.

•	The mortgage and servicing businesses will continue to operate under the Flagstar name and will continue to be headquartered in Michigan.

•	Shared service areas will be combined, but given that our lines of business don’t overlap, the impact will be mitigated. Still, it’s the area that will be affected most.

What will the management team look like? Here’s the current plan:

•	Tom Cangemi, who is the CEO of NYCB, will be CEO of the combined organization.

•	I will be the non-executive chairman of the board of the combined organization.

•	Lee Smith will continue as president of Mortgage and Servicing.

•	Reggie Davis will continue as president of Banking.

•	John Pinto, who is the CFO of NYCB, will be CFO. Jim Ciroli intends to retire.

•	Nick Munson, who is the chief risk officer of NYCB, will be the CRO. Steve Figliuolo will retire, but stay on for a year to help transition our risk and compliance programs to Nick’s oversight.

•	We’ve not yet identified all positions, but the entire executive team will be part of the future in a very meaningful way should they so choose.

In closing, I understand that this is all unexpected and may be unsettling. Trust me. I would not support this combination if I did not think it was in the long-term best interest of our company and our shareholders, and I also believe this will greatly benefit our employees, our customers, and our communities.

Companies need to evolve to continue to succeed. Flagstar almost failed once because we didn’t evolve. Today, we’re entering into this from a position of strength, not of necessity, The transaction is a unicorn and allows our business to thrive. I really, really, believe that.

We expect this deal to close by the end of 2021, subject to the satisfaction of customary closing conditions, including the receipt of the requisite regulatory approvals and the requisite approval by the shareholders of each company.

While I won’t be your CEO after that, I’m not going anywhere, and as the company’s chairman, I will be focused on making sure our combined company continues to always do the right thing.

I encourage you to watch the video for a fuller picture of the transaction, including what we know at this point about benefits. The password is Flagstar2021.

For more information

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You should have received an invitation to a Town Hall meeting today with me and our executive officers. To accommodate everyone, there will be two meetings, with the first from 10 a.m. to 10:45 a.m., and the second from 10:45 a.m. to 11:30 a.m. Maximum capacity for a meeting is 3,000 participants. If the 10 a.m. meeting is full, please attend the 10:45 a.m. meeting. We ask that you use your computer audio for the best experience. The meetings will be recorded and available for viewing for those unable to attend.

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Also check out the attached FAQs and joint press release. The joint earnings call is today from 8:30 a.m. to 10 a.m. ET to hear the earnings of both companies and more about the transaction. The dial-in number is 877-407-8293.

•	A replay will be available through 11:59 p.m., April 30, at 877-660-6853. The live call will be simultaneously webcast at ir.mynybc.com and on the Investor Relations site on flagstar.com.

Sincerely,

President and Chief Executive Officer

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to NYCB’s and Flagstar’s beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; NYCB’s and Flagstar’s estimates of future costs and benefits of the actions each company may take; NYCB’s and Flagstar’s assessments of probable losses on loans; NYCB’s and Flagstar’s assessments of interest rate and other market risks; and NYCB’s and Flagstar’s ability to achieve their respective financial and other strategic goals.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward-looking statements speak only as of the date they are made; NYCB and Flagstar do not assume any duty, and do not undertake, to update such forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of NYCB and Flagstar. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement among NYCB, 615 Corp. and Flagstar; the outcome of any legal proceedings that may be instituted against NYCB or Flagstar; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of NYCB and Flagstar to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of NYCB or Flagstar; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where NYCB and Flagstar do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the proposed transaction within the expected timeframes or at all and to successfully integrate Flagstar’s operations and those of NYCB; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; NYCB’s and Flagstar’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by NYCB’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of NYCB and Flagstar; and the other factors discussed in the “Risk Factors” section NYCB’s Annual Report on Form 10-K for the year ended December 31, 2020 and in other reports NYCB files with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “SEC Filings” section of NYCB’s website, https://ir.mynycb.com, under the heading “Financial Information,” and in Flagstar’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Flagstar’s other filings with SEC, which are available at http://www.sec.gov and in the “Documents” section of Flagstar’s website, https://investors.flagstar.com.

Important Information and Where You Can Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction by NYCB and Flagstar. In connection with the proposed transaction, NYCB will file with the SEC a registration statement on Form S-4 to register the shares of NYCB’s capital stock to be issued in connection with the proposed transaction. The registration statement will include a prospectus of NYCB and a joint proxy statement of NYCB and Flagstar, which will be sent to the stockholders of NYCB and shareholders of Flagstar seeking certain approvals related to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NYCB AND FLAGSTAR AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NYCB, FLAGSTAR AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about NYCB and Flagstar, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by NYCB can also be obtained, without charge, by directing a request to Investor Relations, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590 or by telephone (516-683-4420). Copies of documents filed with the SEC by Flagstar can also be obtained, without charge, by directing requests to Investor Relations, Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098 or by telephone (248-312-5741).

Participants in the Solicitation of Proxies in Connection with Proposed Transaction

NYCB, Flagstar, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding NYCB’s directors and executive officers is available in its definitive proxy statement for its 2021 annual stockholders meeting, which was filed with the SEC on April 16, 2021, and certain of its Current Reports on Form 8-K. Information regarding Flagstar’s directors and executive officers is available in its definitive proxy statement for its 2021 annual shareholders meeting, which was filed with the SEC on April 15, 2021, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Flagstar Bank Headquarters, 5151 Corporate Drive, Troy, MI 48098